Filed Pursuant to Rule 424(b)(3)

File Number 333-132176

PROSPECTUS SUPPLEMENT NO. 1

Prospectus Supplement dated August 29, 2006

to Prospectus declared

effective on August 10, 2006

(Registration No. 333-132176)

SOMANTA PHARMACEUTICALS, INC.

This Prospectus Supplement No. 1 supplements our Prospectus dated August 10, 2006.

The shares that are the subject of the Prospectus have been registered to permit their resale to the public by the selling stockholders named in the Prospectus. We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. You should read this Prospectus Supplement No. 1 together with the Prospectus.

This Prospectus Supplement includes the attached Current Report on Form 8-K of Somanta Pharmaceuticals, Inc. filed on August 29, 2006 with the Securities and Exchange Commission.

We have not yet been issued a trading symbol by the Over-the-Counter Bulletin Board; and to date, our common stock has not been quoted for sale.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus Supplement is August 29, 2006

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 23, 2006

Somanta Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-20297	20-3559330
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19200 Von Karman Avenue, Suite 400, Irvine, CA	92612
(Address of Principal Executive Offices)	(Zip Code)

(949) 477-8090

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On July 27, 2006, we entered into a Collaborative Research Agreement (the “Agreement”) with Imperial College of Science Technology and Medicine (“Imperial”) and Laura Bonney (“Bonney”). The Agreement provides that Bonney will conduct research, funded by us, with materials, facilities, equipment and personnel to be provided by Imperial, to evaluate Angiolix (huMc-3 mAb) for anti-vascular cancer therapy. Although the Agreement is effective as of July 27, 2006, a fully executed agreement was not delivered by Imperial to us until August 23, 2006.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Number	Description
10.32	Collaborative Research Agreement dated July 27, 2006, entered into by and among Somanta Pharmaceuticals, Inc., Imperial College of Science Technology and Medicine and Laura Bonney

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Somanta Pharmaceuticals, Inc.

By:	/s/ Terrance J. Bruggeman
Terrance J. Bruggeman
Executive Chairman

Dated: August 29, 2006

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